UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

June 11, 2002

Auspex Systems, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-21432	93-0963760

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2800 Scott Boulevard, Santa Clara, California	95050

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (408) 566-2000

Item 4. Changes in Registrant’s Certifying Accountant
SIGNATURES

Item 4. Changes in Registrant’s Certifying Accountant

     On June 11, 2002, the Board of Directors of Auspex Systems, Inc. (the “Company”), upon recommendation of its Audit Committee, dismissed Arthur Andersen LLP (“Arthur Andersen”) as the Company’s independent auditors effective as of June 11, 2002.

     Arthur Andersen’s reports on the financial statements for the two most recent fiscal years have contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle. During the Company’s two most recent fiscal years, and through June 11, 2002, the Company has had no disagreements, as defined in Instruction 4 of Item 304 of Regulation S-K, with Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of Arthur Andersen, would have caused them to make reference thereto in their reports on the Company’s financial statements for such years, and there were no reportable events, as defined in Item 304(a)(1)(v) of Regulation S-K.

     The Company has provided Arthur Andersen a copy of the above statements, and has requested Arthur Andersen to furnish the Company with a letter addressed to the Securities and Exchange Commission stating its agreement with such statements. The Company intends to file such letter, promptly after receipt thereof, by amendment to this Form 8-K.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Auspex Systems, Inc.

Date: June 14, 2002	By:	/s/ PETER R. SIMPSON

Peter R. Simpson Chief Financial Officer